                                                                    EXHIBIT 99.1
PRESS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Kenneth R. Howe, Chief Financial Officer
                                           (248) 737-4190

                 AGREE REALTY CORPORATION REPORTS SECOND QUARTER
                             2005 OPERATING RESULTS
--------------------------------------------------------------------------------
SECOND QUARTER 2005 HIGHLIGHTS:

FINANCIAL INFORMATION
        o Diluted FFO per share of $0.60
        o $0.49 per share quarterly dividend
          paid July 14, 2005

     FARMINGTON HILLS, MI (July 28, 2005) - Agree Realty Corporation (NYSE: ADC) today announced results for the quarter ended June 30, 2005. For the second quarter, funds from operations increased 12.7% to $5,015,000 compared with funds from operations in the second quarter of 2005 of $4,451,000. Diluted funds from operations per share were $0.60 per share compared with $0.62 per share for the second quarter of 2004. Net income increased to $3,519,000, or $0.46 per share on a diluted basis, compared with net income for the second quarter of 2004 of $3,057,000, or $0.47 per share. Total revenues increased 9.6% to $7,994,000, compared with total rental revenues of $7,295,000 in the second quarter of 2004. A reconciliation of net income to FFO is included in the financial table accompanying this press release.

     For the six months ended June 30, 2005, funds from operations increased 14.6% to $9,793,000 compared with funds from operations for the six months ended June 30, 2004 of $8,721,000. Diluted funds from operations per share were $1.20 per share compared with $1.22 per share for the six months ended June 30, 2004. Net income was $6,820,000, or $.91 per share on a diluted basis, compared with net income for the comparable period last year of $5,953,000, or $.92 per share. Total revenues increased 10.3% to $16,089,000, compared with total rental revenues of $14,581,000 for the comparable period last year.

FUNDS FROM OPERATIONS

     Management considers Funds from Operations (FFO) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

     We paid a cash dividend of $0.49 per share on July 14, 2005 to shareholders of record on June 30, 2005. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 81.7% of funds from operations for the quarter.


PORTFOLIO RESULTS

     At June 30, 2005, Agree Realty Corporation's total assets were $217,199,000. At quarter end our portfolio consisted of 55 properties totaling 3,477,671 million square feet located in 14 states. The portfolio was 99% leased at the end of the quarter.

     On June 30, 2005 we completed the development of a retail property in Midland, Michigan. The property is leased to Walgreen Co.

     At June 30, 2005 our construction in progress balance totaled approximately $8.6 million and we capitalized $150,000 of construction period interest during the second quarter 2005.


LEASE EXPIRATIONS

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

                                    JUNE 30, 2005
                                    -------------

                              GROSS LEASABLE AREA      ANNUALIZED BASE RENT
                              -------------------      --------------------
              NUMBER
EXPIRATION    OF LEASES       SQUARE             PERCENT                             PERCENT
   YEAR       EXPIRING        FOOTAGE            OF TOTAL         AMOUNT             OF TOTAL
---------------------------------------------------------------------------------------------
 2005            2          $    1,400              0.04%       $   27,498              0.09%

 2006           39             179,247              5.15         1,434,424              4.94

 2007           15              80,630              2.32           597,176              2.05

 2008           27             316,195              9.09         1,359,624              4.68

 2009           11             164,990              4.74           164,990              0.57

 2010           16             299,885              8.62         1,778,885              6.12

 2011            9             192,322              5.53         1,231,871              4.24

 2012           --                  --                --                --                --

 2013            1              51,868              1.49           492,746              1.70

 2014            3             172,958              4.97           824,206              2.84
              -------------------------------------------------------------------------------

Total          123          $1,459,495             41.95%       $7,911,420             27.23%
              -------------------------------------------------------------------------------




ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at June 30, 2005 for each type of retail tenant:

National                                    $25,823,698                 88.86%
Regional                                      2,008,113                  6.91
Local                                         1,228,163                  4.23
                                              ---------                ------

         Total                              $29,059,974                100.00%
                                            -----------               -------


MAJOR TENANTS

The following is a breakdown of base rents in place at June 30, 2005 for each of our Major Tenants:


Borders                             $ 9,543,489                32.84%
Walgreen                              5,569,606                19.17
Kmart                                 4,213,717                14.50
                                      ---------               ------

         Total                      $19,326,812                66.51%
                                    -----------               -------

OPERATING PARTNERSHIP UNITS

     As of June 30, 2005 there were 673,547 operating partnership units outstanding.


     Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fourteen (14) states and leased to major retail tenants.


     Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

     For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com

                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                               Three months ended    Six months ended
                                                                         June 30,            June 30,
                                                                -------------------------------------
                                                                   2005      2004      2005      2004
                                                                -------------------------------------
REVENUE
   Minimum rents                                                $ 7,202   $ 6,498   $14,469   $12,814
   Percentage rent                                                    6        16        30        41
   Operating cost reimbursements                                    769       684     1,573     1,530
   Unconsolidated entities                                           --        97        --       194
   Other income                                                      17        --        17         2
-----------------------------------------------------------------------------------------------------
        TOTAL REVENUE                                             7,994     7,295    16,089    14,581
-----------------------------------------------------------------------------------------------------
EXPENSES
   Real estate taxes                                                462       475       931       928
   Property operating expenses                                      499       406     1,165     1,091
   Land lease payments                                              195       180       390       360
   General and administration                                       834       663     1,754     1,296
   Depreciation and amortization                                  1,202     1,072     2,388     2,141
   Interest expense                                                 974     1,159     2,028     2,263
-----------------------------------------------------------------------------------------------------
        TOTAL EXPENSES                                            4,166     3,955     8,656     8,079
-----------------------------------------------------------------------------------------------------
        INCOME BEFORE MINORITY INTEREST AND
          DISCONTINUED OPERATIONS                                 3,828     3,340     7,433     6,502
   Minority interest expense                                        309       315       613       613
-----------------------------------------------------------------------------------------------------
        INCOME BEFORE DISCONTINUED OPERATIONS                     3,519     3,025     6,820     5,889

   Income from discontinued operations                               --        32        --        64
-----------------------------------------------------------------------------------------------------
          NET INCOME                                            $ 3,519   $ 3,057   $ 6,820   $ 5,953
-----------------------------------------------------------------------------------------------------
NET INCOME - PER SHARE                                          $   .46   $   .47   $   .91   $   .92
-----------------------------------------------------------------------------------------------------
RECONCILIATION OF FUNDS FROM OPERATIONS TO NET INCOME
   Net income                                                   $ 3,519   $ 3,057   $ 6,820   $ 5,953
   Depreciation of real estate assets                             1,175     1,065     2,336     2,127
   Amortization of leasing costs                                     12        11        24        22
   Gain on sale of assets                                            --        --        --        --
   Minority interest                                                309       318       613       619
-----------------------------------------------------------------------------------------------------
          FUNDS FROM OPERATIONS                                 $ 5,015   $ 4,451   $ 9,793   $ 8,721
-----------------------------------------------------------------------------------------------------
         FUNDS FROM OPERATIONS - PER SHARE                      $   .60   $   .62   $  1.20   $  1.22
-----------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES AND "OP" UNITS OUTSTANDING      8,349     7,146     8,178     7,147
-----------------------------------------------------------------------------------------------------

                            AGREE REALTY CORPORATION
                   CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                   (UNAUDITED)

                                                               JUNE 30,      DEC 31
                                                                   2005        2004
                                                             ----------------------
ASSETS
   Real estate investments, at cost                          $ 257,880    $ 253,293
   Accumulated depreciation                                    (44,060)     (41,728)
   Cash and cash equivalents                                       231          587
   Cash - restricted                                                --           --
   Rents receivable                                                281          627
   Investments in and advances to unconsolidated  entities          --           --
   Deferred costs, net of amortization                           1,341        1,261
   Other Assets                                                  1,526        1,662
-----------------------------------------------------------------------------------
          TOTAL ASSETS                                       $ 217,199    $ 215,702
-----------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
   Mortgages payable                                         $  52,675    $  53,809
   Construction loans                                               --           --
   Notes payable                                                10,800       39,200
   Deferred revenue                                             13,138       13,483
   Other liabilities                                             6,017        5,703
-----------------------------------------------------------------------------------
          TOTAL LIABILITIES                                     82,630      112,195
-----------------------------------------------------------------------------------
          TOTAL MINORITY INTEREST                                5,827        5,875
-----------------------------------------------------------------------------------
   Common stock                                                      1            1
   Additional paid-in capital                                  142,209      109,600
   Accumulated deficit                                         (11,427)     (10,727)
   Unearned compensation                                        (2,041)      (1,242)
-----------------------------------------------------------------------------------
          TOTAL STOCKHOLDERS' EQUITY                           128,742       97,632
-----------------------------------------------------------------------------------
                                                             $ 217,199    $ 215,702
-----------------------------------------------------------------------------------